EX-99.5

                                              JACKSON NATIONAL LIFE
                                              INSURANCE COMPANY[GRAPHIC OMITTED]
PERSPECTIVE REWARDS
FIXED AND VARIABLE ANNUITY APPLICATION (VA290)    Home Office: Lansing, Michigan
See back page for mailing address.                                   WWW.JNL.COM


USE DARK INK ONLY.  PRINT OR TYPE.
REGISTRATION INFORMATION
OWNER'S NAME
Date of Birth (mm/dd/yyyy)
SSN/TIN (include dashes)
Home Address (number and street)
City, State, ZIP
Age
Sex  ___ M  ___ F
U.S. Citizen  ___ Yes ___ No
Phone No. (include area code)
E-Mail Address
Broker/Dealer Account Number



JOINT OWNER'S NAME (Proceeds will be distributed in accordance with the Contract on the first death of either Owner. Spousal Joint Owner may continue the Contract.)
SSN/TIN (include dashes)
Home Address (number and street)
City, State, ZIP
Relationship to Owner
Date of Birth (mm/dd/yyyy)
Sex  ___ M  ___ F
U.S. Citizen  ___ Yes ___ No
Phone No. (include area code)
E-Mail Address

ANNUITANT'S NAME
(if other than Owner)
SSN/TIN (include dashes)
Home Address (number and street)
City, State, ZIP
Date of Birth (mm/dd/yyyy)
Age
Sex  ___ M  ___ F
U.S. Citizen  ___ Yes ___ No
Phone No. (include area code)
E-Mail Address

JOINT ANNUITANT'S NAME
SSN/TIN (include dashes)
Date of Birth (mm/dd/yyyy)
Age
Sex  ___ M  ___ F
U.S. Citizen  ___ Yes ___ No
Phone No. (include area code)
E-Mail Address

BENEFICIARY DESIGNATION
Percentages must equal 100% for each beneficiary type. For additional beneficiaries, please attach a separate sheet, signed and dated by the Owner, which includes names, percentages, and other required information.

Primary
Name
SSN/TIN (include dashes)
Percentage (%)
Relationship to Owner
Address (number and street)
City, State, ZIP

___ Primary
___ Contingent
Name
SSN/TIN (include dashes)
Percentage (%)
Relationship to Owner
Address (number and street)
City, State, ZIP

___ Primary
___ Contingent
Name
SSN/TIN (include dashes)
Percentage (%)
Relationship to Owner
Address (number and street)
City, State, ZIP

___ Primary
___ Contingent
Name
SSN/TIN (include dashes)
Percentage (%)
Relationship to Owner
Address (number and street)
City, State, ZIP

ANNUITY TYPE
___ Non-Tax Qualified
___ 401(k) qualified Savings Plan
___ HR-10 (Keogh) Plan
___ 403(b) TSA (Direct Transfer Only)
___ IRA - SEP
___ Other _____________________________
___ IRA - Individual*
___ IRA - Custodial*
___ IRA - Roth*
*Tax Contribution Years and Amounts:
  Year: _______      $ ___________
  Year: _______      $ ___________

TRANSFER INFORMATION
___ IRC 1035 Exchange
___ Direct transfer
___ Direct Rollover
___ Non-Direct Rollover
___ Roth Conversion

ARIZONA RESIDENTS, PLEASE NOTE: RIGHT TO EXAMINE. ON WRITTEN REQUEST, THE COMPANY WILL PROVIDE TO THE CONTRACT OWNER WITHIN A REASONABLE TIME, REASONABLE FACTUAL INFORMATION REGARDING THE BENEFITS AND PROVISIONS OF THIS CONTRACT. IF FOR ANY REASON THE CONTRACT OWNER IS NOT SATISFIED, THE CONTRACT MAY BE RETURNED TO THE COMPANY OR PRODUCER WITHIN 20 DAYS AFTER DELIVERY, AND THE CONTRACT VALUE WILL BE RETURNED.

VDA 107                                                         V5473 02/03

INITIAL PREMIUM
Amount of premium with application:  $ __________________________
MAKE ALL CHECKS PAYABLE TO JACKSON NATIONAL LIFE INSURANCE COMPANY(R)

INCOME DATE
Please specify date (mm/dd/yyyy): _____________

If an Income Date is not specified, age 90 (age 70 1/2 for Qualified Plans) of the Owner will be used.

CAPITAL PROTECTION PROGRAM
___ Yes ___ No
If "No", please proceed to the Premium Allocation section.
(If no selection is made, JNL will default to "No".)

Which Fixed Account Option do you wish to select for the Capital Protection
  Program ? (Select only one.)
___ 1-Year ___ 3-Year ___ 5-Year ___ 7-Year

Now that you have selected a Fixed Account Option for the Capital Protection Program, indicate how you would like the balance of your initial premium allocated in the Premium Allocation section below.

PREMIUM ALLOCATION WHOLE PERCENTAGES ONLY * TOTAL ALLOCATION MUST EQUAL 100%

PORTFOLIOS
___ % JNL/AIM Large Cap Growth
___ % JNL/AIM Premier Equity II
___ % JNL/AIM Small Cap Growth
___ % JNL/Alger Growth
___ % JNL/Alliance Capital Growth
___ % JNL/Curian S&P 500(R) Index
___ % JNL/Curian S&P 400 Mid Cap Index
___ % JNL/Curian Small Cap Index
___ % JNL/Mellon Capital Management Bond Index
___ % JNL/Mellon Capital Management International Index
___ % JNL/Curian The Dow(SM) 10
___ % JNL/Curian The S&P(R) 10
___ % JNL/Curian Global 15
___ % JNL/Curian 25
___ % JNL/Curian Small-Cap
___ % JNL/Curian Communications Sector
___ % JNL/Curian Consumer Brands Sector
___ % JNL/Curian Energy Sector
___ % JNL/Curian Financial Sector
___ % JNL/Curian Pharmaceutical/Healthcare Sector
___ % JNL/Curian Technology Sector
___ % JNL/Curian Enhanced S&P 500 Stock Index
___ % JNL/Eagle Core Equity
___ % JNL/Eagle SmallCap Equity
___ % JNL/Janus Aggressive Growth
___ % JNL/Janus Balanced
___ % JNL/Janus Capital Growth
___ % JNL/JPMorgan International Value
___ % JNL/Lazard Mid Cap Value
___ % JNL/Lazard Small Cap Value
___ % JNL/Oppenheimer Global Growth
___ % JNL/Oppenheimer Growth
___ % JNL/PIMCO Total Return Bond
___ % JNL/PPM America Balanced
___ % JNL/PPM America High Yield Bond
___ % JNL/PPM America Money Market
___ % JNL/PPM America Value
___ % JNL/Putnam Equity
___ % JNL/Putnam International Equity
___ % JNL/Putnam Midcap Growth
___ % JNL/Putnam Value Equity
___ % JNL/Salomon Brothers Global Bond
___ % JNL/Salomon Brothers U.S. Government & Quality Bond
___ % JNL/T. Rowe Price Established Growth
___ % JNL/T. Rowe Price Mid-Cap Growth
___ % JNL/T. Rowe Price Value
___ % JNL/S&P Aggressive Growth I
___ % JNL/S&P Conservative Growth I
___ % JNL/S&P Equity Aggressive Growth I
___ % JNL/S&P Equity Growth I
___ % JNL/S&P Moderate Growth I
___ % JNL/S&P Very Aggressive Growth I
___ % JNL/S&P Core Index 50
___ % JNL/S&P Core Index 75
___ % JNL/S&P Core Index 100

FIXED ACCOUNT OPTIONS
RESTRICTIONS MAY APPLY AT JNL'S DISCRETION ON A NONDISCRIMINATORY BASIS.

___ % 1-year
___ % 3-year
___ % 5-year
___ % 7-year

       ALL PREMIUM ALLOCATION OPTIONS MAY NOT BE AVAILABLE IN ALL STATES.

VDA 107                                                            V5473 02/03

REPLACEMENT
Are you replacing an existing life insurance policy or annuity contract?
___ Yes ___ No

If "Yes", please complete this section.
Company Name
Contract No.
Anticipated Transfer Amount
$__________________

Company Name
Contract No.
Anticipated Transfer Amount
$__________________

TELEPHONE/ELECTRONIC TRANSFERS AUTHORIZATION I (We) authorize Jackson National Life(R) (JNL) to accept fund transfers/allocation changes via telephone, Internet, or other electronic medium from me (us) and my (our) Representative (subject to JNL's then-current administrative procedures). JNL has procedures designed to provide reasonable assurances that telephone/electronic authorizations are genuine. If JNL fails to employ such procedures, it may be held liable for losses resulting from a failure to use such procedures. I (We) agree that JNL, its affiliates, and subsidiaries shall not be liable for losses incurred in connection with telephone/electronic instructions received, and acted on in good faith, notwithstanding subsequent allegations of error or mistake in connection with any such transaction instruction.

DO YOU WISH TO AUTHORIZE THESE TYPES OF TRANSFERS? ___ YES ___ NO (If no election is made, JNL will default to "No" for residents of North Dakota and to "Yes" for residents of all other states.)

OPTIONAL DEATH BENEFITS
         ALL OPTIONAL DEATH BENEFITS MAY NOT BE AVAILABLE IN ALL STATES
                      AND ONCE SELECTED CANNOT BE CHANGED.

If no Optional Death Benefit is selected your beneficiary(ies) will receive the standard death benefit. Please see the prospectus for details.

Please select only one option:
     1. ___ 5% Roll-Up Death Benefit (4% if the Owner is age 70 or older on the date of issue)
     2. ___ 4% Roll-Up Death Benefit (3% if the Owner is age 70 or older on the date of issue)
     3. ___ Highest Anniversary Value Death Benefit
     4. ___ Combination of Options 1 and 3 above.
     5. ___ Combination of Options 2 and 3 above.

      ADDITIONAL CHARGES WILL APPLY. PLEASE SEE THE PROSPECTUS FOR DETAILS.

OTHER OPTIONAL BENEFITS
            ALL OPTIONAL BENEFITS MAY NOT BE AVAILABLE IN ALL STATES
                      AND ONCE SELECTED CANNOT BE CHANGED.

A. EARNINGS PROTECTION BENEFIT
   ___ EarningsMax(SM)

B. GUARANTEED LIVING BENEFIT OPTIONS (may select only one)
   ___ Guaranteed Minimum Income Benefit
   ___ Guaranteed Minimum Withdrawal Benefit

C. WITHDRAWAL OPTION
   ___ 6-Year Withdrawal Charge Schedule

     ADDITIONAL CHARGES WILL APPLY. PLEASE SEE THE PROSPECTUS FOR DETAILS.

ARKANSAS, COLORADO, DISTRICT OF COLUMBIA, KENTUCKY, LOUISIANA, MAINE, NEW MEXICO, OHIO, OKLAHOMA, PENNSYLVANIA, AND TENNESSEE RESIDENTS, PLEASE NOTE: Any person who knowingly, and with intent to defraud any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

In COLORADO, any insurance company, or agent of an insurance company, who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding, or attempting to defraud, the policyholder or claimant with regard to a settlement or award payable from insurance proceeds, shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

FLORIDA RESIDENTS: Any person who knowingly, and with intent to injure, defraud, or deceive any insurer, files a statement of claim or an application containing any false, incomplete or misleading information, is guilty of a felony of the third degree.

CALIFORNIA RESIDENTS, AGE 65 OR OLDER: Prior to purchasing any life insurance or annuity product, you should understand that the sale or liquidation of any stock, bond, IRA, certificate of deposit, mutual fund, annuity, or other asset to fund the purchase of this product may have tax consequences, early withdrawal penalties, or other costs or penalties as a result of the sale or liquidation. You or your representative may wish to consult an independent legal or financial advisor before selling or liquidating any assets prior to the purchase of any life or annuity product.

VDA 107                                                         V5473 02/03

IMPORTANT - PLEASE READ CAREFULLY.
1. I (We) hereby represent to the best of my (our) knowledge and belief that each of the statements and answers contained above are true, complete and correctly recorded.
2. I (We) certify that the Social Security or Taxpayer Identification number(s) shown above is (are) correct.
3. I (WE) UNDERSTAND THAT ANNUITY BENEFITS AND WITHDRAWAL VALUES, IF ANY, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A PORTFOLIO IN THE SEPARATE ACCOUNT OF JNL ARE VARIABLE AND MAY BE INCREASED OR DECREASED, AND THE DOLLAR AMOUNTS ARE NOT GUARANTEED.
4. I (We) have been given a current prospectus for this variable annuity for each available Portfolio.
5. The Contract I (we) have applied for is suitable for my (our) insurance objective, financial situation and needs.
6. I understand the restrictions imposed by 403(b)(11) of the Internal Revenue Code. I understand the investment alternatives available under my employer's 403(b) plan, to which I may elect to transfer my contract value.
7. I (WE) UNDERSTAND THAT ALLOCATIONS TO THE FIXED ACCOUNT OPTIONS ARE SUBJECT TO AN ADJUSTMENT IF WITHDRAWN OR TRANSFERRED PRIOR TO THE END OF THE APPLICABLE PERIOD, WHICH MAY REDUCE AMOUNTS WITHDRAWN OR TRANSFERRED.

STATEMENTS/CORRESPONDENCE
I ___ ELECT ___ ELECT NOT to receive correspondence, including but not limited to annual and semi-annual reports, quarterly and immediate confirms and prospectuses (except ) electronically from Jackson National Life, when available.

If you elect to receive any or all of such documents electronically and subsequently (or later) wish to discontinue electronic delivery of any or all of these types of documents, contact us at our Service Center.

SIGNATURES
SIGNED AT (city, state)
DATE SIGNED (mm/dd/yyyy)
Owner's Signature
Annuitant's Signature (if other than Owner)
Joint Owner's Signature
Joint Annuitant's Signature (if other than Joint Owner)

PRODUCER/REPRESENTATIVE'S STATEMENT
I certify that: I am authorized and qualified to discuss the Contract herein applied for; I have fully explained the Contract to the client, including Contract restrictions and charges; I believe this transaction is suitable given the client's financial situation and needs; I have complied with requirements for disclosures and/or replacements as necessary; and to the best of my knowledge and belief the applicant's statement as to whether or not an existing life insurance policy or annuity Contract is being replaced is true and accurate. (If a replacement, please provide a replacement form or other special forms where required by state law.)

Producer/Representative's Full Name (please print)
Phone No. (include area code)
ID No. (Florida, only)
Producer/Representative's Signature
Date Signed (mm/dd/yyyy)
Address (number and street) City, State, ZIP
E-Mail Address
Contact your home office for program information.
      ___ Option A         ___ Option B         ___ Option C      ___ Option D
Broker/Dealer Name
Broker/Dealer Representative No.
JNL Producer/Representative No.

                     MAILING ADDRESS AND CONTACT INFORMATION

       FOR CONTRACTS PURCHASED THROUGH A NON-BANK BROKER/DEALER, SEND TO:

                                  REGULAR MAIL
                             JNL(R) Service Center
                                P.O. Box 378002
                             Denver, CO 80237-8002

                                 OVERNIGHT MAIL
                               JNL Service Center
                         8055 E. Tufts Ave., 2nd Floor
                                Denver, CO 80237

            CUSTOMER CARE: 800/766-4683 (7:00 a.m. to 6:00 p.m. MT)
                               FAX: 800/701-0125
                           E-MAIL: contactus@jnli.com

   FOR CONTRACTS PURCHASED THROUGH A BANK OR FINANCIAL INSTITUTION, SEND TO:

                                  REGULAR MAIL
                             JNL/IMG Service Center
                                 P.O. Box 30392
                             Lansing, MI 48909-7892

                                 OVERNIGHT MAIL
                             JNL/IMG Service Center
                                1 Corporate Way
                               Lansing, MI 48951

             CUSTOMER CARE: 800/777-7779 (8:00 a.m. to 8:00 p.m. ET)
                                FAX: 517/706-5534
                           E-MAIL: contactus@jnli.com

              Not FDIC/NCUA insured * Not Bank/CU guaranteed *
        May lose value * Not a deposit * Not insured by any federal agency


VDA 107                                                         V5473 01/04